                                                                          SECOND QUARTER             YEAR-TO-DATE
                                                                      Thirteen Weeks Ended     Twenty-six Weeks Ended
                                                                     June 28,      June 29,     June 28,     June 29,
                                                                       1997         1996          1997         1996

Primary Earnings (Loss) per Common Share
Net earnings (loss) applicable to common stock
    Net earnings (loss)                                            $    1,181       (5,733)         (797)     (10,108)
    ESOP dividend requirements
         Preferred stock dividends declared                              (567)        (588)       (1,137)      (1,180)
         Tax benefit on dividends - unallocated shares                     66           88           137          184
                                                                    ---------     --------     ---------    ---------
    Net earnings (loss) applicable to common stock                 $      680       (6,233)       (1,797)     (11,104)
                                                                    ---------     --------     ---------    ---------

Weighted average number of common shares and
  equivalents outstanding
    Weighted average number of common shares outstanding               14,807       14,780        14,806       14,768
    Common stock equivalents                                               21            - *           - *          - *
                                                                    ---------     --------     ---------    ---------
    Weighted average number of common shares and
     equivalents outstanding                                           14,828       14,780        14,806       14,768
                                                                    ---------     --------     ---------    ---------

Primary Earnings (Loss) per Common Share                           $     0.05        (0.42)        (0.12)       (0.75)
                                                                    =========     ========     =========    =========


Fully Diluted Earnings (Loss) per Common Share
Net earnings (loss) applicable to common stock
    Net earnings (loss)                                            $        -            -             -            -
    Incremental cash contribution to the ESOP assuming conversion
         of preferred stock to common                                       -            -             -            -
    Tax benefit on the incremental cash contribution                        -            -             -            -
                                                                    ---------     --------     ---------    ---------
    Net earnings (loss) applicable to common stock                 $        -            -             -            -
                                                                    ---------     --------     ---------    ---------

Weighted average number of common shares and equivalents outstanding
    Weighted average number of common shares outstanding                    -            -             -            -
    Common stock equivalents                                                -            -             -            -
    Assumed conversion of Series B ESOP preferred stock                     -            -             -            -
                                                                    ---------     --------     ---------    ---------
    Weighted average number of common shares and
     equivalents outstanding                                                -            -             -            -
                                                                    ---------     --------     ---------    ---------

Fully Diluted Earnings (Loss) per Common Share                     $     0.05        (0.42)        (0.12)       (0.75)
                                                                    =========     ========     =========    =========

* Not applicable because it would result in an antidilutive calculation. ** Fully diluted calculation is not presented because it is antidilutive.